                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

                                     among

                            D-VISION SYSTEMS, INC.,

               THE SELLERS LISTED ON THE SIGNATURE PAGES HERETO

                                      AND

                              DISCREET LOGIC INC.



                           Dated as of July 10, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I -- DEFINITIONS.......................................................1

1.01.  Definitions.............................................................1

ARTICLE II -- PURCHASE AND SALE................................................5

2.01.  Purchase Price; Allocation of Purchase Price............................5
2.02.  Closing; Payment of Purchase Price......................................5

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.......8

3.01.  Corporate Existence and Power...........................................8
3.02.  Corporate Authorization.................................................8
3.03.  Governmental Authorization; Consents....................................8
3.04.  Non-Contravention.......................................................9
3.05.  Capitalization..........................................................9
3.06.  Subsidiaries...........................................................10
3.07.  Financial Statements...................................................10
3.08.  Absence of Certain Changes.............................................10
3.09.  Title to Property; Encumbrances; Condition.............................12
3.10.  No Undisclosed Material Liabilities....................................12
3.11.  Litigation.............................................................13
3.12.  Contracts..............................................................13
3.13.  Insurance Coverage.....................................................14
3.14.  Compliance with Laws; No Defaults......................................14
3.15.  Finders, Fees..........................................................15
3.16.  Proprietary Rights.....................................................15
3.17.  Inventories............................................................17
3.18.  Receivables............................................................17
3.19.  Taxes..................................................................17
3.20.  Net Operating Losses...................................................19
3.21.  Employees and Consultants..............................................19
3.22.  Products...............................................................20
3.23.  Environmental Compliance...............................................20
3.24.  Customers, Suppliers and Distributors..................................22
3.25.  Transactions with Affiliates...........................................23
3.26.  Other Information......................................................23
3.27.  Books and Records......................................................23
3.28.  Representations........................................................23

ARTICLE IV -- ADDITIONAL REPRESENTATIONS......................................23

4.01.  Title to and Validity of Shares........................................23
4.02.  Authority..............................................................24
4.03.  Power To Act as Trustee or Executor....................................24

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER..........................24

5.01.  Organization and Existence.............................................24
5.02.  Corporate Authorization................................................24
5.03.  Governmental Authorization.............................................24
5.04.  Non-Contravention......................................................24
5.05.  Finders' Fees..........................................................25
5.06.  Purchase for Investment................................................25

                                                                            PAGE
                                                                            ----
5.07.  Financing..............................................................25
5.08.  Shares of Buyer Stock..................................................25
5.09.  Capitalization.........................................................25
5.10.  Reports and Financial Statements.......................................25
5.11.  Litigation.............................................................26
5.12.  Material Transactions..................................................26

ARTICLE VI -- COVENANTS OF THE COMPANY AND SELLERS............................26

6.01.  Conduct of the Company.................................................26
6.02.  Access to Information..................................................27
6.03.  Notices of Certain Events..............................................27
6.04.  Noncompetition.........................................................28
6.05.  Confidentiality........................................................29
6.06.  Trademarks; Tradenames.................................................30
6.07.  No Negotiations with Third Parties.....................................30
6.08.  Continuing Disclosure..................................................30

ARTICLE VII -- COVENANTS OF BUYER.............................................30

7.01.  Confidentiality........................................................30
7.02.  Access.................................................................31

ARTICLE VIII -- COVENANTS OF ALL PARTIES......................................31

8.01.  Best Efforts...........................................................31
8.02.  Certain Filings........................................................31

ARTICLE IX -- EMPLOYEE BENEFITS...............................................32

9.01.  Employee Benefits Definitions..........................................32
9.02.  ERISA Representations..................................................32
9.03.  No Third Party Beneficiaries...........................................34

ARTICLE X -- CONDITIONS TO CLOSING............................................34

10.01. Conditions to the Obligations of Each Party............................34
10.02. Conditions to Obligation of Buyer......................................35
10.03. Conditions to Obligation of Sellers....................................36

ARTICLE XI -- SURVIVAL; INDEMNIFICATION.......................................37

11.01. Survival...............................................................37
11.02. Indemnification........................................................37
11.03. Procedures; No Waiver..................................................38

ARTICLE XII -- TERMINATION....................................................38

12.01. Grounds for Termination................................................38
12.02. Notice of Termination; Effect of Termination...........................40
12.03. Fees...................................................................40
12.04. Procedure Upon Termination.............................................40

ARTICLE XIII -- MISCELLANEOUS.................................................40

13.01. Notices................................................................40
13.02. Amendments; No Waivers.................................................41
13.03. Expenses...............................................................42
13.04. Successors and Assigns.................................................42
13.05. Further Assurances.....................................................42

                                                                            PAGE
                                                                            ----
13.06. Governing Law..........................................................42
13.07. Counterparts; Effectiveness............................................42
13.08. Entire Agreement.......................................................42
13.09. Captions...............................................................42
13.10. Other Remedies; Specific Performance...................................43


Schedules

Schedule No.                  Description

Schedule 2.01         --      Purchase Price; Allocation of Purchase Price
Schedule 3.01         --      Corporate Existence and Power
Schedule 3.03(a)      --      Governmental Authorization; Consents
Schedule 3.03(b)      --      Governmental Authorization; Consents
Schedule 3.05         --      Capitalization
Schedule 3.06         --      Subsidiaries
Schedule 3.07         --      Financial Statements
Schedule 3.08         --      Absence of Certain Changes
Schedule 3.09         --      Title to Property; Encumbrances; Condition
Schedule 3.10         --      No Undisclosed Material Liabilities
Schedule 3.11         --      Litigation
Schedule 3.12         --      Contracts
Schedule 3.12(b)      --      Contracts
Schedule 3.13         --      Insurance Coverage
Schedule 3.14         --      Compliance with Laws; No Defaults
Schedule 3.16(a)      --      Proprietary Rights
Schedule 3.16(b)      --      Proprietary Rights
Schedule 3.16(c)      --      Proprietary Rights
Schedule 3.16(d)      --      Proprietary Rights
Schedule 3.18         --      Receivables
Schedule 3.19         --      Taxes
Schedule 3.20         --      Net Operating Losses
Schedule 3.21         --      Employees and Consultants
Schedule 3.22         --      Products
Schedule 3.23         --      Environmental Compliance
Schedule 3.24         --      Customers, Suppliers and Distributors
Schedule 3.25         --      Transaction with Affiliates
Schedule 10.02(e)     --      List of Former Employees and Consultants

                           STOCK PURCHASE AGREEMENT


          AGREEMENT dated as of July 10, 1997 among D-Vision Systems, Inc., a corporation organized under the laws of the State of Illinois (the "Company"); the stockholders of the Company listed on the signature pages hereto (individually a "Seller" and collectively, the "Sellers"); and Discreet Logic Inc., a corporation organized under the laws of the province of Quebec ("Buyer").

                             W I T N E S S E T H :

          WHEREAS, the Board of Directors of Buyer and Company have each determined that it is advisable and in the best interest of their respective stockholders for Buyer to purchase from Sellers all of the outstanding shares of capital stock of the Seller (the "Shares"); and

          WHEREAS, each Seller desires to sell to Buyer all of the Shares owned by such Seller;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.01.  Definitions.  (a) The following terms, as used herein, have the
                 -----------
following meanings:

          "Affiliate" means, with respect to any Person, any Person directly or
           ---------
indirectly controlling, controlled by, or under common control with such other Person.

          "Ancillary Agreements" means the Escrow Agreement and Registration
           --------------------
Rights Agreement.

          "Balance Sheet" means the unaudited balance sheet of the Company as
           -------------
of May 31, 1997 found in Schedule 3.07.
                         -------------

          "Balance Sheet Date" means May 31, 1997.
           ------------------

          "Buyer Stock" means the shares of common stock, no par value per
           -----------
share, of Buyer to be included in the Purchase Price.

          "Buyer's Counsel" means the law firm of Testa, Hurwitz & Thibeault,
           ---------------
LLP, Boston, Massachusetts.

          "Company Counsel" means the law firm of Gardner, Carton & Douglas,
           ---------------
Chicago, Illinois.

          "Closing Date" means the date of the Closing.
           ------------

          "Company's Proprietary Rights" means all Proprietary Rights relating
           ----------------------------
to the development, production, maintenance, improvement, distribution or marketing of any product or provision of any service developed, sold, leased, licensed or offered for sale, lease or license by the Company.

          "Confidential Information" means confidential information which is
           ------------------------
disclosed to another party or Affiliate thereof, including, but not limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, blueprints, engineering drawings, schematics, designs, theories of operation, contracts, customer lists, financial information, sales and marketing plans and business information, or information regarding Proprietary Rights.

          "Custody Agreement" means the custody agreements between Gardner,
           -----------------
Carton & Douglas, as custodian, and certain of the Sellers dated as of June
1997.

          "Employee Settlement Paying Agent" means ADP, for the purpose of
           --------------------------------
making payments on behalf of the Company pursuant to certain settlement and release agreements between the Company and certain of the current employees of the Company.

          "Escrow Agent" means the Escrow Agent that is a signatory to the
           ------------
Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement between Buyer, Sellers
           ----------------
and Escrow Agent in the form set forth on Exhibit A.
                                          ---------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Investment Representation Agreement" means the Investment
           -----------------------------------
Representation Agreement between the Company and each of the Sellers receiving Share Consideration in the form set forth on Exhibit B.
                                             ---------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset.

          "Material Adverse Change" means a material adverse change in the
           -----------------------
business, properties, Proprietary Rights, assets, condition (financial or otherwise), results of operations or prospects of the Company.

          "Material Adverse Effect" means any change, effect or circumstance
           -----------------------
that, individually or when taken together with all of such changes, effects or circumstances that have occurred prior to the date of determination of Material Adverse Effect, is or could reasonably be materially adverse to the business, properties, Proprietary Rights, assets, condition (financial or otherwise), results of operations or prospects of the Company.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and
           --------
the rules and regulations promulgated thereunder.

          "Person" means an individual, corporation, partnership, association,
           ------
trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Power of Attorney" means the letter of transmittal and power of
           -----------------
attorney delivered by certain of the Sellers, appointing Paul Reilly, attorney-in-fact for such designated Sellers.

          "Preferred Stock" means the shares of Series A Convertible Preferred
           ---------------
Stock, no par value per share, and shares of Series B Convertible Preferred Stock, no par value per share, of the Seller.

          "Proprietary Rights" means all (A) patents, patent applications,
           ------------------
patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement between Buyer and those Sellers who receive Share Consideration in the form set forth on Exhibit C.
                  ---------

          "Share Subscription Agreement" means the Share Subscription Agreement
           ----------------------------
between Buyer and Paul Reilly contemplating the purchase by Paul Reilly of a number of shares of Buyer Stock equal to $1,238,876 calculated on the same basis as the Share Consideration (as defined) set forth in Section 2.01.

          "Seller's Counsel" means the law firm of Gardner, Carton & Douglas,
           ----------------
Chicago, Illinois.

          "Subsidiary" means any entity of which securities or other ownership
           ----------
interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

(b) Each of the following terms is defined in the Section set forth opposite such term:


     Term                                                Section
     ----                                                -------
     Accounts Receivable                                  3.07(b)
     Acquisition Proposals                                6.07
     Benefit Arrangement                                  9.01
     Buyer Closing Price                                  2.01
     Buyer Common Stock                                   5.09
     Buyer SEC Reports                                    5.10
     Cash Consideration                                   2.01
     CERCLA                                               3.23
     Closing                                              2.02
     Closing Date Cash Consideration                      2.02
     Common Stock                                         3.05
     Company Securities                                   3.05
     Competition                                          6.04
     Contracts                                            3.12
     EEOC                                                 3.21
     Employees                                            3.21
     Employee Plan                                        9.01
     Environment                                          3.23
     Environmental Laws                                   3.23
     Environmental Liabilities                            3.23
     Environmental Permits                                3.23
     ERISA                                                9.01
     ERISA Affiliate                                      9.01
     Escrow Amount                                        2.02
     Financial Statements                                 3.07
     Hazardous Substance                                  3.23
     Indemnified Party                                   11.03
     Indemnifying Party                                  11.03
     Indemnitee                                          11.02
     Indemnitees                                         11.02
     Interim Financial Statements                         3.07
     Loss                                                11.02
     Multiemployer Plan                                   9.01
     Nondisclosure and Assignment Agreement              10.02(b)
     Optionholders                                        2.02(c)
     Order                                               12.01
     Permit                                               3.14
     Preferred Stock                                      3.05
     Purchase Price                                       2.01
     Real Property                                        3.08


     Term                                                Section
     ----                                                -------
     Release                                              3.23
     Returns                                              3.19
     Schedules                                            Art. 3 Preamble
     Settlement                                           3.24
     Shares                                               Preamble
     Share Consideration                                  2.01
     Taxes                                                3.19
     Third Party Proprietary Rights                       3.16
     Transferred Employee                                 9.01
     Year End Financial Statements                        3.07

                                  ARTICLE II

                               PURCHASE AND SALE

   2.01. Purchase Price; Allocation of Purchase Price. Upon the terms and
         --------------------------------------------
subject to the conditions of this Agreement, each Seller, severally but not jointly, shall sell to Buyer, and Buyer shall purchase from each such Seller, that number of Shares as is set forth opposite such Seller's name on Schedule
                                                                     --------
2.01. The aggregate purchase price shall be Fifteen Million Five Hundred Thirty
----
One Thousand Six Hundred Fifty Nine U.S. Dollars ($15,531,659) (the "Purchase Price"). The Purchase Price shall be paid in a combination of (i) Share Consideration (as hereinafter defined) and (ii) U.S. $7,520,535 in cash ("Cash Consideration"). For purposes hereof, "Share Consideration" shall mean (a) if and to the extent that the Buyer Closing Price (as hereinafter defined) is greater than or equal to $16.00 per share and less than or equal to $18.00 per share, 480,667 shares of Buyer Stock; (b) if and to the extent that the Buyer Closing Price is greater than $18.00 per share, a number of shares of Buyer Stock equal to $8,652,006 divided by the Buyer Closing Price; and (c) if and to the extent that the Buyer Closing Price is less than $16.00 per share, a number of shares of Buyer Stock equal to $7,690,672 divided by the Buyer Closing Price; provided, that if the Buyer Closing Price is less than $13.00 per share Buyer shall have the right to terminate this Agreement pursuant to the provisions of
Article 12. "Buyer Closing Price" shall mean the average closing price of the Buyer Stock for the ten trading days ending on and including the second last trading day immediately preceding the Closing Date, calculated on the basis of the last reported sales prices of Buyer Stock on the Nasdaq National Market. The Purchase Price shall be paid as provided in Section 2.02 hereof.

   2.02. Closing; Payment of Purchase Price. The closing (the "Closing") of the
         ----------------------------------
purchase and sale of the Shares hereunder shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower in Boston, Massachusetts as soon as possible, but in no event later than 3 business days after satisfaction of the conditions set forth in Article X, or at such other time or place as Buyer and Sellers may agree. At the Closing,

     (a) Buyer shall make wire transfers to an account or accounts designated by Sellers in the respective amounts and to the Sellers as set forth on Schedule
                                                                     --------
2.01, in the aggregate amount
----
of $4,433,181 of the Cash Consideration (the "Closing Date Cash Consideration") minus transaction expenses in excess of U.S. $100,000 and other expenses
-----
incurred by the Company and Sellers and accrued on the books of the Company as of Closing Date and not required to be paid at Closing by the Company pursuant to paragraphs (e)(i), (e)(ii) and (e)(iii) of this Section 2.02.

     (b) Buyer shall deliver the Share Consideration to each of the Sellers as set forth on Schedule 2.01.
             -------------

     (c) Buyer shall deliver to the Escrow Agent $3,925,360 in cash (the "Escrow Amount"), by certified or official bank check or by wire transfer, to be held by the Escrow Agent in accordance with the Escrow Agreement. Of the Escrow Amount, $3,087,354 shall be delivered on behalf of the Sellers, $441,228 shall be delivered by certain holders of options and other rights to purchase capital stock of the Company (the "Optionholders") and $396,778 shall be delivered on behalf of Paul Reilly related to the payment set forth in Section 2.02(e)(iii) (the "Bonus Holder"). The Escrow Amount shall serve as security for breaches of representations, warranties and covenants and any indemnification claims by Buyer under Article XI hereof. In accordance with the Escrow Agreement,

     (A) so long as any portion of the Escrow Amount remains held pursuant to the Escrow Agreement, the Escrow Agent shall pay to Buyer the portion of the Escrow Amount equal to the amount of indemnification claims by Buyer under
Section 11.02(a) of Article XI, if any, which have been settled or finally determined between Buyer, Sellers, Optionholders and Bonus Holder, as the case may be;

     (B) on September 30, 1998, the Escrow Agent shall pay to Sellers, Optionholders and Bonus Holder an aggregate amount equal to $1,925,360 of the Escrow Amount held pursuant to the Escrow Agreement minus (i) an amount equal to
                                                    -----
the indemnification claims of Buyer under Section 11.02(a) of Article XI, if any, that have been settled or finally determined between Buyer, Sellers, Optionholders and Bonus Holder, as the case may be, on or before August 31, 1998 and (ii) an amount equal to the amount of any unresolved indemnification claims by Buyer set forth in Buyer's notice pursuant to Article XI given on or prior to August 31, 1998. Such retained portion shall be retained only until the claim for indemnification is settled or finally determined between Buyer, Sellers, Optionholders and Bonus Holder, as the case may be;

     (C) on September 30, 1999, the Escrow Agent shall pay to Sellers, Optionholders and Bonus Holder the portion of the Escrow Amount, if any, remaining held pursuant to the Escrow Agreement; provided that the Escrow Agent
                                                 --------
shall retain and not pay to Sellers, Optionholders and Bonus Holder the portion of the Escrow Amount, if any, equal to the amount of any unresolved indemnification claims by Buyer (it being understood that the portion to be retained shall be the amount set forth in Buyer's notice pursuant to Article XI and any other portion shall be released), and such retained portion shall be retained only until the claim for indemnification is settled or finally determined between Buyer, Sellers, Optionholders and Bonus Holder, as the case may be.

     (d) Buyer shall pay by check or by wire transfer up to $100,000 U.S. Dollars related to transaction expenses incurred by the Company and Sellers, including reasonable attorneys fees, as set forth on a statement submitted by the Company to Buyer identifying in reasonable detail the actual transaction expenses incurred. The Buyer may, in its sole and absolute discretion, elect to pay for transaction expenses exceeding $100,000 U.S. Dollars. Notwithstanding the foregoing, Buyer shall not pay for any fees or commissions incurred by the Company or any Seller for the services of any investment banker, broker, finder or agent in connection with the transactions set forth in this Agreement, including, but not limited to, any such fees or commissions of Piper Jaffray Inc.

     (e) Buyer shall fund and then cause the Company to pay by check or wire transfer the following:

         (i) $425,000 U.S. Dollars to Piper Jaffray Inc. as payment for investment banking services rendered by Piper Jaffray Inc. to the Company in connection with the consummation of the transactions contemplated by this Agreement;

         (ii) $2,137,113 U.S. Dollars to the Employee Settlement Paying Agent in respect of certain settlement and release agreements between the Company and certain of the employees of the Company, which shall be paid by the Employee Settlement Paying Agent in accordance with such agreements subject to applicable withholding; and

         (iii) $1,068,222 U.S. Dollars to Paul Reilly in respect of certain contractual obligations of the Company.

     (f) Sellers shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     (g) The appropriate parties shall execute and deliver the Ancillary Agreements.

     (h) Buyer and Paul Reilly shall enter into the Share Subscription
Agreement.

     (i) Without prejudice to Buyer's rights under Section 11.02(a), the Company and Sellers shall deliver to Buyer revised Schedules (as defined below) to this Agreement.

     (j) The Company shall deliver to the Buyer the resignations of each of the directors and officers of the Company and Employee Plan administrators and trustees, as the Buyer may specify to the Company in writing.

     (k) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY AND SELLERS

     The Company and each of the Sellers hereby jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedules attached hereto (the "Schedules"). The Schedules shall be initialed by the Company and Buyer and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph of the Schedules shall qualify only the corresponding paragraph in this Article III:

     3.01.  Corporate Existence and Power. The Company is a corporation duly
            -----------------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Set forth on Schedule 3.01 is an accurate and
                                        -------------
complete list of each jurisdiction in which the Company is qualified or licensed to do business. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction set forth on Schedule
                                                                      --------
3.01, and there are no other jurisdictions where failure to be so qualified
----
would, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of the Company as currently in effect, and no action has been taken or authorized to amend any of such documents.

     3.02.  Corporate Authorization. The execution, delivery and performance by
            -----------------------
the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action of the Company and by all necessary action of its stockholders. This Agreement and the Ancillary Agreements constitute valid and binding agreements of the Company and the Sellers.

     3.03.  Governmental Authorization; Consents. (a) Except as set forth on
            ------------------------------------
Schedule 3.03(a), the execution, delivery and performance by the Company and
----------------
Sellers of this Agreement and the Ancillary Agreements requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

            (b) Except as set forth in Schedule 3.03(b), no consent, approval,
                                       ----------------
waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any Contract (as defined in Section 3.12 herein) to which the Company or any of the Sellers is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and/or the Sellers or the consummation of the transactions contemplated hereby.

     3.04. Non-Contravention. The execution, delivery and performance by the
           -----------------
Company of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the lapse of time or both: (i) contravene or conflict with the corporate charter or bylaws of the Company, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or the Sellers; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract, license or other instrument binding upon the Company or any permit held by the Company, or (iv) result in the creation or imposition of any Lien on any asset or properties of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, or other instrument or obligation to which the Company is a party, or by which it or any asset or properties of the Company may be bound.

     3.05. Capitalization. The authorized capital stock of the Company consists
           --------------
of 50,000,000 shares of common stock, no par value per share (the "Common Stock") and 35,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"), of which 15,000,000 shares are designated as "Series A Preferred Stock" and 20,000,000 shares are designated as "Series B Preferred Stock." As of the date hereof, (i) 4,673,851 shares of Common Stock were validly issued and outstanding and held of record as set forth on Schedule 2.01, (ii)
                                                          -------------
14,212,192 shares of Series A Preferred Stock were validly issued and outstanding and held of record as set forth in Schedule 2.01, and (iii)
                                               -------------
16,583,264 shares of Series B Preferred Stock were validly issued and outstanding and held of record as set forth on Schedule 2.01. All outstanding
                                               -------------
shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and are owned by Sellers as shown on Schedule 2.01,
                                                               -------------
and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of the Company or any other person. All outstanding shares of capital stock of the Company have been issued in compliance with federal and state securities laws. Except as set forth on
Schedule 2.01 and except for warrants, options or other rights to purchase
-------------
capital stock of the Company for which settlement and release agreements have been obtained from the individuals set forth on Schedule 3.05, there are no
                                                -------------
outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, or (iii) options, warrant, exchange rights, subscription rights or other agreements, commitments or rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company, or agreements, commitments or obligations of the Company to issue or sell any capital stock, other securities or phantom or other equity interests of the Company or (iv) any agreement, commitment or obligation of the Company to grant, or enter into any such option, warrant, call, right, commitment or agreement (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

     3.06. Subsidiaries. Except as set forth in Schedule 3.06, the Company does
           ------------                         -------------
not have any Subsidiary or any ownership or equity interest in or control of (direct or indirect) any other person, other than D-Vision Systems-Europe Ltd., which does not conduct operations material to the business of the Company and did not at any time own, have any rights in or hold any Proprietary Rights. The business of the Company has not been conducted through any stockholder, or Affiliate of any stockholder.

     3.07. Financial Statements. The Company has previously furnished Buyer with
           --------------------
a true and complete copy of the following financial statements (collectively, the "Financial Statements" which are attached hereto as Schedule 3.07):
                                                        -------------

           (i) the unaudited balance sheets of the Company as of December 31, 1995 and December 31, 1996 and the related income statements of the Company for the respective fiscal years then ended (the "Year End Financial Statements"); and

           (ii) the unaudited balance sheet of the Company as of May 31, 1997 and the related statements of income of the Company for the interim period ended May 31, 1997 (hereinafter referred to as either the "Interim Financial Statement" or the "Balance Sheet," and collectively with the Year End Financial Statements, the "Financial Statements" which are attached hereto as Schedule
                                                                    --------
3.07).
----

The Financial Statements have been prepared from the books and records of the Company, are true, accurate and complete and present in all material respects the financial position of the Company for the periods therein set forth. All of the revenues and expenses of the Company reflected in the Financial Statements were derived or incurred in the ordinary course of business of the Company. The account records underlying the Financial Statements accurately reflect, in reasonable detail, the transactions of the Company and, since July 1, 1996, such records have been maintained on a consistent basis. Since July 1, 1996, the Company has made a good faith effort to maintain its books of account in accordance with generally accepted accounting practices applied on a consistent basis except with respect to fixed assets, including certain leases that may be capitalizable, and compensation expenses related to options and rights to purchase common stock.

     The cash of the Company as of the Balance Sheet Date is $650,967.

     3.08. Absence of Certain Changes. Since the Balance Sheet Date, except as
           --------------------------
reflected in the Financial Statements or on Schedule 3.08, the Company has
                                            -------------
conducted its business in the ordinary course consistent with past practices and there has not been:

           (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

          (c) any amendment of any terms or provisions of any outstanding security of the Company;

          (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money;

          (e) any creation or assumption by the Company of any Lien on any asset;

          (f) any making of any loan, advance or capital contribution to or investment in any Person;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition, license or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by the Company;

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Company;

          (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

          (l) any agreement or commitment containing any covenant limiting or purporting to limit the freedom of the Company to compete with any Person in any geographic area or engage in any line of business;

           (m) any joint venture or similar arrangement which involves the sharing of profits or future payments to other Persons; or

           (n) any written or oral agreement, undertaking or commitment to do any of the foregoing.

     3.09. Title to Property; Encumbrances; Condition. (a) The Company has good
           ------------------------------------------
and marketable title to, or in the case of leased property have valid leasehold interests in, all personal property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except as set forth in Schedule 3.09. None of such
                                           -------------
properties or assets is subject to any Liens, except:

     (i)   Liens disclosed on the Balance Sheet;

     (ii) Liens for taxes or other assessments or governmental charges or levies on property not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

     (iii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

           (b) There are no developments affecting any of such properties or assets pending or, to the knowledge of the Company or Sellers threatened, which might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such property or assets.

           (c) The equipment owned by the Company has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is substantially adequate for the uses to which it is being put.

           (d) The assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the assets held for use or used in connection with the business of the Company and are adequate to conduct such business as currently conducted.

     3.10. No Undisclosed Material Liabilities. The Company has no liabilities,
           -----------------------------------
claims, indebtedness or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities in respect of or measured by the Company's income, and there are no liabilities, claims, indebtedness or obligations related to or arising out of any act, omission, transaction, sale of goods or services, or existing condition, situation or set of circumstances which occurred or existed on or before the date hereof, whether or not then known, due or payable, other than:

     (i)   liabilities disclosed or provided for on the face of the Balance
   Sheet;

     (ii)  liabilities disclosed on Schedule 3.10 hereto; and
                                    -------------

     (iii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Company.

     3.11. Litigation.  Except as set forth in Schedule 3.11, there is no
           ----------                         -------------
action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company or any Seller, threatened against or affecting, the Company or any of its properties or assets, or the transactions contemplated hereby, before any court or arbitrator or any governmental body, agency, official or authority. There is no litigation pending or, to the knowledge of the Company, threatened against any officer or key employee relating to the Company or its business. The foregoing sentences include, without limiting their generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment or engagement of any of the Company's officers or key employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person.

     3.12. Contracts.  (a) Except for oral or written agreements, contracts,
           ---------
plans, leases, arrangements or commitments disclosed on Schedule 3.12 or
                                                        -------------
Schedule 3.16(a) or Schedule 3.16(c) (the "Contracts"), the Company is not a
----------------    ----------------
party to or subject to:

     (i)   any lease providing for annual rentals of $2,000 or more;

     (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or any Subsidiary of $2,000 or more;

     (iii) any sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or any Subsidiary of $2,000 or more;

     (iv) any partnership, joint venture or other similar contract, arrangement or agreement;

     (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $2,000;

     (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Company;

     (vii) any agency, distributor, dealer, original equipment manufacturer, value-added reseller, sales representative or other similar agreement or commitment;

     (viii) any joint marketing, teaming or development agreement;

     (ix) any contract or other document that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date; or

     (x) any other contract or commitment not made in the ordinary course of business that is material to the Company.

            (b) Except as set forth in Schedule 3.12(b), each Contract disclosed
                                       ----------------
in any Schedule to this Agreement is a valid and binding agreement of the Company and is in full force and effect, and neither the Company nor, to the knowledge of the Company and Sellers, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     3.13. Insurance Coverage. Set forth on Schedule 3.13 is a list of, and true
           ------------------               -------------
and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Company has and are otherwise complied in all material respects in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1993 and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and are adequate to insure against risks to which the Company is normally exposed in the operation of its business. The Company and Sellers do not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

     3.14. Compliance with Laws; No Defaults. (a) Except as described in
           ---------------------------------
Schedule 3.14, the Company is not in violation of any applicable provisions of
-------------
any laws, statutes, ordinances or regulations, including environmental, discrimination in employment, employment practices, family leave or occupational safety and health laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (b)  Schedule 3.14 correctly describes each license and permit (a
                -------------
"Permit") material to the business of the Company, together with the name of the governmental agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect, and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

           (c)  Except as disclosed in Schedule 3.14, The Company is not in
                                       -------------
default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which the Company is a party or by which the Company or any of its properties or assets is bound, or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

     3.15. Finders, Fees. Except for Piper Jaffray Inc., there is no investment
           -------------
banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers or the Company who might be entitled to any fee or commission from Buyer, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.16. Proprietary Rights. (a) Schedule 3.16(a) contains a "certificate of
           ------------------      ----------------
originality" relating to the Company's software products that are currently marketed by the Company and a complete list of all of the following: (i) patents and patent applications; (ii) trademarks, tradenames and service marks and registrations thereof and applications therefor; (iii) registered copyrights and applications for copyright registration; (iv) computer software data and documentation; (v) licenses relating to any of the foregoing; and (vi) a list of all current and former employees and consultants of the Company who worked on any item of the Company's Proprietary Rights. Schedule 3.16(a) also identifies
                                              ----------------
the owner of each item listed thereon and, in the case of registrations and applications, the application or registration number and date.

           (b) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all of the Company's Proprietary Rights. Upon execution and delivery by the Company to Buyer of the instruments of conveyance contemplated by this Agreement, each item of the Company's Proprietary Rights will be owned or available for use by Buyer on identical terms and conditions immediately following the Closing, except as otherwise indicated on
Schedule 3.16(b).  The Company has taken reasonable measures to protect the
---------------
proprietary nature of the Company's Proprietary Rights owned by the Company and to maintain in confidence the trade secrets and confidential information that it owns or uses in its business. Except as set forth on Schedule 3.16(b), all
                                                     ----------------
employees and consultants of the Company have executed a nondisclosure and assignment of inventions agreement to protect the confidentiality of the Company Proprietary Rights and to vest in the Company exclusive ownership of the Company Proprietary Rights owned by the Company. Schedule 3.16(b) contains a list of
                                         ----------------
all employees, former employees and consultants, including but not limited to engineers and technical support personnel, and any other person which has worked on any item of the Company's Proprietary Rights (but not including Third Party Proprietary Rights). No employee or consultant of the Company has used in any unauthorized manner any trade secrets or other confidential information of any other person in the course of their work for the Company and the Company has not been sued, charged or, to the Company's knowledge, threatened with any such claim. The Company has no written or oral agreements with employees or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee or consultant may have nonexclusive rights to the portions of the Company's Proprietary Rights so created by such individual. To the Company's knowledge, no other Person has any rights to any item of the Company's Proprietary Rights owned by the Company. To the Company's and Sellers' knowledge, no other Person is infringing, violating or misappropriating any of the Company's Proprietary Rights, except as otherwise indicated on Schedule 3.16(b).
             ----------------

           (c)  Schedule 3.16(c) sets forth a complete list of (i) all licenses,
                ----------------
sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use (1) any third party patents, trademarks or copyrights (including software) (the "Third Party Proprietary Rights") which are incorporated in, are, or form a part of, any Company product or service or (2) any trade secret of a third party in or as to any Company product, including the identity of all parties thereto. Neither the Company nor any Seller has any reason to believe that the Third Party Proprietary Rights are not owned by or have not been assigned or licensed to the licensor of such right. Each of the license or other agreements listed on Schedule 3.16(c) is
                                                          ----------------
legal, valid, binding, enforceable and in full force and effect with respect to the Company and, to the Company's knowledge, with respect to every other party thereto. Except as set forth in Schedule 3.16(c), all such licenses and other
                                 ----------------
agreements will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such license or other agreement.  Except as set forth in
Schedule 3.16(c), neither the Company, nor, to the Company's and Sellers'
----------------
knowledge, any other party is in breach or default under any such license or other agreement, and no event has occurred which, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder;

           (d)  Except as set forth in Schedule 3.16(d), no claims with respect
                                       ----------------
to the Company's Proprietary Rights, any trade secret material of the Company, or any Third Party Proprietary Rights (to the extent arising out of any use, reproduction or distribution of such Third Party Proprietary Rights by or through the Company), have been asserted or are, to the Company's or Sellers' knowledge, threatened by any Person. The Company does not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes or violates, or constitutes a misappropriation of, any Proprietary Rights of any other person or entity, (ii) challenging the ownership, validity or effectiveness of any of the Company's Proprietary Rights owned by the Company or (iii) challenging the Company's license or legally enforceable right to use, or the validity or effectiveness of, the Third Party Proprietary Rights.

           (e) No Company Proprietary Right, trade secret material of the Company, or, to the Company's knowledge, Third Party Proprietary Right is subject to any outstanding judgment, order, decree, stipulation or injunction restricting in any manner the licensing thereof by the Company. The Company has not agreed, except in the ordinary course of business consistent with past practices in conjunction with product sales, distribution, licensing and marketing of the Company's product (pursuant to the Company's standard agreements or consistent with the Company's past practice) to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with the Company's Proprietary Rights.

     3.17. Inventories. The inventories set forth in the Balance Sheet were
           -----------
properly stated therein at the lesser of cost or fair market value determined in accordance with generally accepted accounting principles consistently applied by the Company. Since the Balance Sheet Date, the inventories of the Company have been maintained in the ordinary course of business. All such inventory is owned free and clear of all Liens except as disclosed in the Financial Statements or
Schedule 3.09. All of the inventory recorded on the Balance Sheet (net of
-------------
related reserves) consists of, and all such inventory on the Closing Date will consist of, items of a quality usable or saleable within 90 days in the ordinary course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of the Company in accordance with past practice.

     3.18. Receivables. A true and complete list (including aging) of all
           -----------
accounts, notes and other receivables of the business of the Company (the "Accounts Receivable") is set forth on Schedule 3.18. Each of the Accounts
                                       -------------
Receivable represents a bona fide purchase of goods, or performance of services, arising in the ordinary course of business of the Company. All Accounts Receivable (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all Accounts Receivable of the Company at the Closing Date will be, valid, genuine and fully collectible within 180 days from the Balance Sheet Date the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet. All Account Receivables of the Company at the Balance Sheet Date have been included in the Balance Sheet.

     3.19. Taxes. (a) The term "Taxes" as used herein means all federal, state,
           -----
local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, unemployment insurance, environmental, worker's compensation, Pension Benefit Guaranty Corporation premiums and all other taxes, fees, assessments or other charges of any kind similar to Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing taxes. The term "Returns" as used herein means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including information returns or reports with respect to backup withholding and other payments to third parties, and "Return" means any one of the foregoing returns. All citations to the Code, or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. The representations and warranties contained in this Section 3.19 shall pertain to the period from the Company's inception up to and including the date hereof.

           (b) The Company has filed all Returns required to be filed by or on its behalf on a timely basis and such Returns are true, complete and correct. None of the Returns filed or required to be filed by the Company contains or will contain a disclosure statement under former

Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

          (c) All Taxes shown to be payable by the Company on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period ending on or prior to the Closing Date. The Company has withheld and paid over all Taxes required to have been withheld and paid over by it, and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of the Company with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which reserves are fully reflected in the Financial Statements.

          (d) The amount of the Company's liability for unpaid Taxes for all periods does not, in the aggregate, exceed the amount of the net current liability accruals for Taxes set forth on the Balance Sheet.

          (e) No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns of the Company. No waivers of statutes of limitation with respect to any of the Returns have been given by or requested from the Company. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Financial Statements, or are being contested and an appropriate reserve therefor has been established and is fully reflected in the Financial Statements. All elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Returns, other than any such elections which are not required to be included in the Returns, copies of which have been made available to Buyer. Except with respect to the arrangements related to Paul Reilly described in Sections 2.02(e)(ii) and
(iii) which have been approved by the stockholders of the Company, is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions in Sections 280G(b)(4) and 280G(b)(5) of the Code) or
(ii) any other amount for which a deduction would be disallowed under Section 162(m) or Section 404 of the Code. The Company has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and the Company will not be required to make any such adjustment as a result of the transactions contemplated by this Agreement. The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company is not and has not ever been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. None of the Sellers nor any other holder of the capital stock of the Company is a "foreign person" as that term is defined in Section 1445 of the Code. The Company is not (and has not ever been) a party to a tax-sharing agreement and has not assumed the liability of any other person for Taxes under contract. The Company has not ever been a member of a group of corporations filing a consolidated, unitary or combined Return. The Company has not taken any action that would have the effect of deferring any material liability for Taxes for the Company from any taxable period ending at or before the date hereof to any taxable period thereafter. The Company has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. No claim has ever been made by a tax authority in a jurisdiction where the Company does not file Returns that it is or may be subject to Tax in that jurisdiction. The transactions set forth in this Agreement are not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. The Company has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law), relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. The Company shall have fully complied with all federal, state, local and foreign Tax withholding obligations arising in connection with the cancellation or exercise of the Company options, rights and warrants, and Buyer shall have no liability therefor. Any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No power of attorney has been granted by the Company, and is currently in force, with respect to any matter relating to Taxes.

     3.20. Net Operating Losses. The Company's aggregate net operating losses
           --------------------
for federal income tax purposes, determined for all taxable periods ending on or prior to December 31, 1996 and for the taxable period January 1, 1997 through the Closing Date are not less than $7 million in the aggregate. Except for changes in ownership related to the Company's preferred stock financings, as of the date hereof, the ability of the Company to use its net operating losses, tax credits and other carryovers (for federal, state and local tax purposes) will not have been affected by Sections 382, 383 or 384 of the Code, by the limitations imposed under Treasury Regulations promulgated under Section 1502 of the Code, or by any other provision of law.

     3.21. Employees and Consultants. (a) A true and complete list of (a) the
           -------------------------
names, titles, annual salaries and other compensation or severance arrangements or benefits (including, but not limited to, any vacation, holiday or sick pay) of all employees of the Company (the "Employees") and all consultants of the Company has been provided to the Buyer, each of whom regularly perform services for the Company at the Company's principal business office, (b) the wage rates for non-salaried employees of the Company (by classification) and other compensation arrangements or benefits. Any oral or written agreements, commitments or understandings or terms of employment are summarized on
Schedule 3.21. None of such employees and no other key employee of the Company
-------------
has indicated to the Company that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

           (b) The Company is in compliance in all material respects with all U.S. federal, state, and local laws, as applicable, respecting employment and employment practices, employee benefit plans, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge involving the Companies pending before the Equal Employment Opportunity Commission ("EEOC"), EEOC recognized state "referral agency" or any other governmental authority. None of the Employees of the Companies are represented by any labor union. There are no grievance or arbitration proceedings relating to the Employees of the Company pending and no written claim therefor exists with respect to the Company.

     3.22. Products. Each of the products produced or sold by the Company is,
           --------
and at all times has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations. Except for the types of bugs normally found in commercially available software and except as set forth on Schedule 3.22, there is no known design defect with respect to
                -------------
any of such products and, where required by applicable law, each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws with respect to its contents and use. Except as set forth on Schedule 3.22, the Company has no products placed with its
                -------------
customers under an understanding permitting their return to the Company other than pursuant to a breach of warranty.

     3.23. Environmental Compliance.
           ------------------------

           (a) Environmental Definitions. The following terms, as used herein,
               -------------------------
have the following meanings:

           "CERCLA" means the Comprehensive Environmental Response,
            ------
Compensation and Liability Act of 1980, as amended.

           "Environment" means any and all environmental media, including
            -----------
without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata, and also means any indoor location.

           "Environmental Laws" means any and all federal, state, local and
            ------------------
foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits, or governmental restrictions relating to the protection of human health or safety or the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof.

           "Environmental Liabilities" means any and all liabilities arising in
            -------------------------
connection with or in any way relating to the Company's business, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which
(i) arise under or relate to matters governed
by Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in Schedule 3.23 and (ii) arise from or
                                         -------------
relate in any way to actions occurring or conditions existing before the date hereof.

           "Environmental Permits" means any and all governmental permits,
            ---------------------
licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals issued or required under any Environmental Laws.

           "Hazardous Substance" means any and all pollutants and contaminants,
            -------------------
and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

           "Release" means any spilling, leaking, pumping, pouring, emitting,
            -------
emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

           (b) Environmental Representations and Warranties.  Except as
               --------------------------------------------
disclosed in Schedule 3.23:
             -------------

               (i) The Company has complied in all material respects with all Environmental Laws.

               (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Company's knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Company of any Environmental Law, or any liability thereunder, (B) alleged failure by the Company to have any Environmental Permit, or (C) the use, generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

               (iii) The Company has not handled any Hazardous Substance, other than as a generator, on any property now or previously owned or leased by the Company; no urea formaldehyde or polychlorinated biphenyls are or have been present at any property now or previously owned or leased by the Company; no asbestos or asbestos-containing materials are or have been present at any property now or previously owned or leased by the Company; there are and have been no underground storage tanks or related piping for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by the Company; no Hazardous Substance has been Released at, on or under any property now or previously owned or leased by the Company and no Hazardous Substance has been Released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by any Environmental Law, at, on or under any property now or previously owned or leased by the Company.

               (iv) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is (A) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up or (B) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Parent for any Environmental Liabilities including, without limitation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, and claims under CERCLA.

               (v) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company and no property now or previously owned or leased by the Company is listed or, to the Company's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

               (vi) No notice, lien or other restriction relating to the presence of Hazardous Substances or otherwise arising under and Environmental Law has been placed on any property or facility now or previously owned or leased by the Company, and no governmental actions have been taken or are in process that could subject any such property or facility to such a notice, lien or other restriction. The Company would not be required to place any such notice, lien or other restriction relating to the presence of Hazardous Substances or otherwise arising under any Environmental Law at any property used in connection with the operation of its business or in any deed to such property.

               (vii) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or which are in the Company's possession, in relation to any property or facility now or previously owned or leased by the Company, which have not been delivered to Buyer.

               (viii) The Company has applied for and received all Environmental Permits required in connection with its business. Schedule 3.23 sets forth a
                                                  -------------
list of all such Environmental Permits, each of which is in full force and effect. No suspension or cancellation is threatened and there is no basis for believing that any such Environmental Permit will not be renewable upon expiration. Except as set forth on Schedule 3.23, each such Environmental
                                    -------------
Permit will continue to be in full force and effect immediately following the date hereof in accordance with the terms thereof as in effect immediately prior to the date hereof, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such Environmental Permit

     3.24.  Customers, Suppliers and Distributors. Except as set forth on
            -------------------------------------
Schedule 3.24, the Company has not received notice from or is not otherwise
-------------
aware that any customer, or group of customers, that are under common ownership or control, and that accounted for a material percentage of the aggregate products and services furnished by the Company during the past 24 months has stopped or intends to stop purchasing the Company's products or services, nor has the Company lost any supplier, or group of suppliers that are under common ownership or control, that accounted for a material percentage of the aggregate supplies purchased by the Company during the past 24 months. Schedule 3.24 set forth a list of any and
                                       -------------
all oral or written settlements, compromises, modifications, amendments, terminations or releases involving a customer, supplier, distributor or other commercial relationship of the Company (the "Settlement"). The Company has satisfied in full any and all payment or other obligations related to such Settlements.

     3.25.  Transactions with Affiliates.  Except as set forth on Schedule 3.25,
            ----------------------------                          -------------
there are no loans, leases, royalty agreements or other continuing transactions between the Company and any Seller, any Affiliate of any Seller, or any member of any Seller's family. To the knowledge of the Company and Sellers, none of the officers or directors of the Company or Sellers (a) has any material direct or indirect interest in any entity which does business with the Company; (b) has any direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships which occur from being an officer, director or stockholder of the Company.

     3.26.  Other Information.  None of the documents or information delivered
            -----------------
to Buyer in connection with the transactions contemplated by this Agreement, excluding pro forma financial statements, projections and forecasts, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     3.27.  Books and Records.  All accounts, books, ledgers and official and
            -----------------
other records of the Company of whatsoever kind have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and collectively they fairly present the financial position of the Company's business.

     3.28.  Representations.  The representations and warranties of the Company
            ---------------
and Sellers contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE IV

                          ADDITIONAL REPRESENTATIONS
                           AND WARRANTIES OF SELLERS

     Each Seller, severally but not jointly, represents and warrants to, and agrees with, Buyer as follows:

     4.01.  Title to and Validity of Shares.  Each Seller now has good and
            -------------------------------
marketable title to and unrestricted power to vote and sell the Shares designated as owned by such Seller opposite such Seller's name on Schedule 2.01,
                                                                  -------------
free and clear of any Lien and, upon purchase and payment therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and marketable title to such Shares free and clear of any Lien. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

     4.02.  Authority.  Such Seller has the legal power, right and authority to
            ---------
enter into and perform this Agreement and the Ancillary Agreements, and to perform each of his obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller. This Agreement and the Ancillary Agreements have been duly executed and delivered by such Seller and each such agreement constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms.

     4.03.  Power To Act as Trustee or Executor.  If such Seller is serving as
            -----------------------------------
trustee or executor with respect to its Shares, such Seller is duly authorized and empowered by the instruments creating such trust or trusts or by the will of which such Seller is acting as executor and under applicable law to enter into this Agreement and the Ancillary Agreements with respect to the Shares held by such Seller and to consummate the transactions contemplated herein.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Company and Sellers that:

     5.01.  Organization and Existence.  Buyer is a corporation duly
            --------------------------
incorporated, validly existing and in good standing under the laws of the province of Quebec and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     5.02.  Corporate Authorization.  The execution, delivery and performance by
            -----------------------
Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement, the Ancillary Agreements and constitute valid and binding agreements of Buyer.

     5.03.  Governmental Authorization.  Except as set forth in Schedule 5.03,
            --------------------------                          -------------
the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     5.04.  Non-Contravention.  The execution, delivery and performance by
            -----------------
Buyer of this Agreement and the Ancillary Agreements do not and will not, with or without the giving of notice or the lapse of time or both: (i) contravene or conflict with the corporate charter or bylaws of Buyer, or (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Buyer.

     5.05.  Finders' Fees. There is no investment banker, broker, finder, agent
            -------------
or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Company or any or any Affiliate thereof upon consummation of the transactions contemplated by this Agreement.

     5.06.  Purchase for Investment.  Buyer is purchasing the Shares for
            -----------------------
investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

     5.07.  Financing.  Buyer has sufficient funds available to pay the Cash
            ---------
Consideration.

     5.08.  Shares of Buyer Stock.  The shares of Buyer Stock which constitute
            ---------------------
the Share Consideration to be issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

     5.09.  Capitalization.
            --------------

            (a) As of June 25, 1997, the authorized capital stock of Buyer consists of an unlimited number of common shares, no par value per share ("Buyer Common Stock"), of which approximately 28,117,415 shares are issued and outstanding; and an unlimited number of preferred shares, no par value per share, none of which are issued and outstanding. As of the date of this Agreement, options to acquire approximately 2,338,113 shares of Buyer Common Stock (the "Buyer Stock Options") are outstanding under all stock option plans of Buyer.

            (b) Except as disclosed in this Section 5.09 or in the Buyer SEC Reports (as hereinafter defined) and except as contemplated by this Agreement, as of the date hereof (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Buyer any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Buyer; (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and there is no voting trust or other agreement or understanding to which Buyer is a party or is bound with respect to the voting of the capital stock of Buyer.

            (c) Except for the qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Subsidiaries of Buyer has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by Buyer or one of its Subsidiaries, free of any Lien, preemptive rights or other restriction with respect thereto.

     5.10.  Reports and Financial Statements.  Buyer has timely filed all
            --------------------------------
reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "Buyer SEC Reports") and has previously made available to the Sellers and the Company true and complete copies of all such Buyer SEC Reports. Such Buyer SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and, taken together, the Buyer SEC Reports contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject to, in the case of unaudited statements, to normal, recurring year end adjustments and any other adjustments described therein) the consolidated financial position of Buyer and its consolidated Subsidiaries as of the date thereof and the consolidated results of operations and cash flows of Buyer and its consolidated Subsidiaries for the periods then ended. Since January 1, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Buyer of any of its consolidated Subsidiaries except for the change in Buyer's fiscal year end disclosed in Buyer's Current Report on Form 8-K dated January 9, 1997.

     5.11.  Litigation.  Except as set forth in Buyer's Quarterly Report on Form
            ----------
10-Q for the fiscal quarter ended March 31, 1997, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigations pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries before any governmental entity that, either individually or in the aggregate, would be reasonably likely to have a material adverse effect on the financial condition or results of operations of the Buyer.

     5.12.  Material Transactions.  Buyer is not currently a party to any
            ---------------------
agreement, or in negotiations with respect to entering any agreement, which, if consummated, would result in a transaction that would be required to be disclosed pursuant to Item 2 of Form 8-K pursuant to the Securities Exchange Act of 1934, as amended, except for the Form 8-K filed by Buyer on June 27, 1997.

                                   ARTICLE VI

                     COVENANTS OF THE COMPANY AND SELLERS

     The Company and each Seller agree that:

     6.01.  Conduct of the Company.  From the date hereof until the Closing
            ----------------------
Date, the Company and its Subsidiary shall conduct their businesses in the ordinary course consistent with past practices and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not:

     (a)  adopt or propose any change in its corporate charter or bylaws;

     (b) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

     (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practices;

     (d) effect any direct or indirect redemption, purchase or other acquisition of any Company Securities, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any Company Securities;

     (e)  issue any Company Securities;

     (f) make any modification, amendment, waiver, termination, extension or any change to any existing written or oral agreement, license or arrangement with an agency, distributor, dealer, original equipment manufacturer, value-added reseller, sales representative or any other Person without the prior written consent of Buyer; or

     (g)  agree or commit to do any of the foregoing.

The Company and Sellers will not (i) take or agree or commit to take any action that would make any representation and warranty of the Company or Sellers under this Agreement on the date of its execution and delivery inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     6.02.  Access to Information.  From the date hereof until the Closing Date,
            ---------------------
the Company (a) will give, Buyer, its counsel, financial advisors, financing sources, auditors and other authorized representatives full access during normal business hours to the offices, properties, books and records of the Company, (b) will furnish, and will cause the Company to furnish Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request, and (c) will instruct the employees, counsel and financial advisors of the Company to cooperate with Buyer in its investigation of the Company; provided that no investigation pursuant to this Section shall
                --------
affect any representation or warranty given by the Company or Sellers hereunder.

     6.03.  Notices of Certain Events.  The Company will promptly notify Buyer
            -------------------------
of:

     (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company disclosed pursuant to Section 3.11 or that relate to the consummation of the transactions contemplated by this Agreement.

     6.04.  Noncompetition.  (a)  Each Seller agrees that for a period of three
            --------------
(3) full years from the Closing Date, neither he nor any of his Affiliates shall:

          (i) except for Geocapital III, L.P., Platinum Venture Partners I, L.P., and the Presidents Forum/D-Vision L.L.C., engage, either directly or indirectly, as a principal or for its own account, solely or jointly with others, or through any form of ownership in another Person, or otherwise, in any business that competes with the Company as it exists on the Closing Date, anywhere in the world ("Competition"); provided, however, that (1) the ownership of up to two percent (2%) of the outstanding securities of a publicly traded corporation or of any other entity, where it or he is not directly or indirectly an employee, officer, director or principal of such corporation or entity or (2) any passive investment in a venture capital fund or other investment fund over which it or he exercises no control or decision-making authority, shall not be deemed to be engaging in the business of such Person; or

          (ii) (1) approach, solicit or accept business from, or otherwise do business or communicate in any way with any customer, supplier, licensee, sales representative, manufacturer, vendor, consultant or other business relation of Buyer or its Affiliates thereof with respect to any activity which constitutes Competition or (2) induce or attempt to induce any customer, supplier, licensee, sales representative, manufacturer, vendor, consultant or other business relation of Buyer or its Affiliates to cease doing business with Buyer or its Affiliates; or

          (iii) solicit, induce or attempt to induce any person (other than David Pincus and Mark Basler) who is then in the employ of or an independent contractor to Buyer or its Affiliates to leave the employ of, or terminate his, her or its contract relationship with Buyer or its Affiliates, or in any way interfere with the relationship between Buyer or its Affiliates and any employee thereof, or employ or attempt to employ directly or through another entity any such person or any person in an activity which constitutes Competition, or approach any such employee for any of the foregoing purposes; or

          (iv) engage in any practice the purpose of which is to evade the provisions of this Section 6.04.

       (b) If any provision contained in this Section shall for any reason by held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Sellers acknowledge that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Sellers agree that Buyer shall be entitled to injunctive relief requiring specific performance by Sellers of this Section, and Sellers consent to the entry thereof.

     6.05. Confidentiality. The Company and each Seller, and their respective
           ---------------
Affiliates, will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information, concerning the Buyer furnished to the Company or to any Seller, or their respective Affiliates, in connection with the transactions contemplated by this Agreement, and (after the Closing Date) all Confidential Information, concerning the Company and its Affiliates, except to the extent that such Confidential Information can be shown by the receiving party to have been (i) previously known on a nonconfidential basis, (ii) in the public domain through no fault of the receiving party, or (iii) later lawfully acquired by the receiving party from sources other than the Company or Buyer; provided that the
                                                              --------
receiving party may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by the receiving party of the confidential nature of such information and are directed by the receiving party to treat such information confidentially. The obligation of the Company and each Seller, and their respective Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information, but in no event less than a reasonable degree of care. Neither the Company nor any Seller, nor any of their respective Affiliates, shall use the Confidential Information concerning Buyer furnished to the Company, any Seller, or their respective Affiliates in connection with the transactions contemplated by this Agreement, and (after the Closing Date) all Confidential Information concerning the Company and its Affiliates. The Company and Sellers shall immediately give notice to Buyer of any unauthorized disclosure or use of such Confidential Information. If this Agreement is terminated, the Company and each Seller, and their respective Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Company, any Seller, or their respective Affiliates or on their behalf from Buyer in connection with this Agreement that are subject to such confidence.

     6.06.  Trademarks; Tradenames. As soon as practicable after the Closing
            ----------------------
Date, no Seller shall use (i) the corporate name of the Company or any similar name which could cause a likelihood of confusion with the current name of the Company or (ii) any of the trademarks, tradenames, service marks and service names of the Company.

     6.07.  No Negotiations with Third Parties. From the date hereof until the
            ----------------------------------
Closing, the Company and each Seller agrees not to, directly or indirectly, through any agent, representative, stockholder or otherwise: (i) solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider, any proposal of any third party relating to an investment in the Company or the acquisition of the Company, its capital stock, its assets (or rights thereto) or its business, in whole or in part, whether its through direct purchase, merger, consolidation or other business combination, purchase of stock or licensing transaction (all such transactions being referred to herein as "Acquisition Proposals"); (ii) disclose to any third party any non-published
 ---------------------
information concerning the Company, its business, or financial condition in connection with an acquisition or investment in the Company, or (iii) withdraw its intention to engage in a transaction with Buyer. If the Company or any of its employees, stockholders, agents, or representatives receive any unsolicited inquiry (however preliminary), offer or proposal, the Company shall promptly notify Buyer and promptly provide or cause its employees, stockholders, agents or representatives to promptly provide a copy of any written letter or other material constituting or accompanying such inquiry, offer or proposal to Buyer.

     6.08.  Continuing Disclosure.  The Company and each Seller shall have the
            ---------------------
continuing obligation promptly to advise Buyer with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company or Seller. The delivery of any such notice shall not affect Buyer's remedies hereunder.



                                  ARTICLE VII

                              COVENANTS OF BUYER

     Buyer agrees that:

     7.01.  Confidentiality.  Prior to the Closing Date and after any
            ---------------
termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information concerning the Company furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such Confidential Information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than the Company; provided
                                                                      --------
that

Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information, but in no event less than a reasonable degree of care. Neither Buyer nor any of its Affiliates shall use the Confidential Information concerning the Company or its Affiliates prior to the Closing Date. The Buyer shall immediately give notice to Seller of any unauthorized disclosure or use of such Confidential Information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from the Company in connection with this Agreement that are subject to such confidence.

     7.02.  Access.  The Buyer, on and after the Closing Date, will afford
            ------
promptly to Sellers and their agents reasonable access during normal business hours to their properties, books, records, employees and auditors to the extent necessary to permit Sellers to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date. Sellers will hold, and will use their best efforts to cause their representatives, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information concerning the Company provided to it pursuant to this Section 7.02.


                                  ARTICLE VIII

                           COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     8.01.  Best Efforts.  Subject to the terms and conditions of this
            ------------
Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company, Sellers and Buyer each agree, and the Company and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     8.02.  Certain Filings.  The Company, Sellers and Buyer shall cooperate
            ---------------
with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and
(b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.


                                  ARTICLE IX

                               EMPLOYEE BENEFITS

     9.01.  Employee Benefits Definitions.  The following terms, as used
            -----------------------------
herein, having the following meanings:

     "Benefit Arrangement" means each employment, severance or other similar
      -------------------
contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company.

     "Employee Plans" means each "employee benefit plan", as such term is
      --------------
defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates, as the case may be.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" of any entity means any other entity that, together
      ---------------
with such entity, would be treated as a single employer under Section 414 of the Code.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer
      ------------------
plan, as defined in Section 3(37) of ERISA.

     "Transferred Employee" means the current employees of Seller who accept
      --------------------
and commence employment with Buyer as of the Closing.

     9.02. ERISA Representations. The Company and each Seller, jointly and
           ---------------------
severally, hereby represent and warrant to Buyer that:

     (a) Schedule 9.02 lists each Employee Plan that covers any employee of
         -------------
the Company, copies or descriptions of all of which have previously been made available or furnished to Buyer. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan. The Company has provided Buyer with complete age, salary, service and related data as of the most recent practicable date for employees of the Company.

     (b) Schedule 9.02 also includes a list of each Benefit Arrangement of the
         -------------
Company, copies or descriptions of which have been made available or furnished previously to Buyer.

     (c) None of the Employee Plans or other arrangements listed on Schedule
                                                                    --------
9.02 covers any non-United States employee or former employee of the Company.
----

     (d) No "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan.

     (e) No Employee Plan is a Multiemployer Plan and no Employee Plan is an "employee pension benefit plan" as defined in Section 3(2) of ERISA. The Company and its Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

     (f) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

     (g) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

     (h) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent (i) reflected on the Closing Balance Sheet or (ii) retained by Seller. Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

     (j) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     (k) Except as set forth on Schedule 9.02, no employee of the Company will
                                -------------
become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     (l) The Company does not have, nor is it reasonably expected to have, any liability under Title IV of ERISA.

     9.03.  No Third Party Beneficiaries.  No provision of this Article IX
            ----------------------------
shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this Article IX shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.


                                   ARTICLE X

                             CONDITIONS TO CLOSING

     10.01.  Conditions to the Obligations of Each Party. The obligations of
             -------------------------------------------
Buyer, the Company and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

     (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

     (b) Each other party shall have executed and delivered each of the Ancillary Agreements to be entered into by it at Closing, in each case substantially in the form attached as an exhibit to this Agreement.

     (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

     (d) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     (e) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

     10.02.  Conditions to Obligation of Buyer. The obligation of Buyer to
             ---------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions:

     (a)(i) the Company and each Seller shall have performed in all material respects all of his or its obligations hereunder required to be performed on or prior to the Closing Date, (ii) the representations and warranties of the Company and each Seller contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by the Company or a Seller pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by the President and Chief Financial Officer of the Company and by each Seller to the foregoing effect.

     (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Buyer of the business of the Company after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

     (c) Buyer shall have received an opinion of counsel to the Company and Sellers dated the Closing Date, in such form and substance as Buyer may reasonably request.

     (d) Buyer shall have received certificates of originality with regard to the Company's Proprietary Rights in form and substance reasonably satisfactory to Buyer.

     (e) Buyer shall have received executed copies of the nondisclosure and assignment agreement in form and substance reasonably satisfactory to Buyer (the "Nondisclosure and Assignment Agreements") from each of the Company's present and former employees and consultants of the Company listed on Schedule 10.02(e).
                                                              -----------------

     (f) Buyer shall have received an executed copy of an Investment Representation Agreement from each of the Sellers receiving Share Consideration, and as of the Closing, there shall be no more than 35 stockholders of the Company who are not "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act.

     (g) Without prejudice to Buyer's rights under Section 11.02(a), Seller shall have delivered to Buyer revised Schedules to this Agreement containing information updated to the Closing Date.

     (h) The Company and Sellers shall have received all consents, authorizations or approvals from the governmental agencies referred to in Sections 3.03(a) and 3.03(b), in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

     (i) The Sellers shall deliver to the Buyer stock certificates, evidencing the Shares, in each case endorsed in blank or with executed blank stock powers and all necessary stock transfer tax stamps attached.

     (j) The Company shall deliver to the Buyer the resignations of each of the directors and officers of the Company and Employee Plan administrators and trustees, as the Buyer may specify to the Company in writing.

     (k) The Company shall deliver to the Buyer a copy of the certificate or articles of incorporation of the Company and its Subsidiary certified by the Secretary of State or comparable public official of its jurisdiction of incorporation as of a date as near as practicable to the Closing Date.

     (l) The Company shall deliver to the Buyer a copy of the by-laws of the Company and its Subsidiary as in effect on the Closing Date.

     (m) The Company shall deliver to the Buyer the original minute and stock books of the Company and its Subsidiary.

     (n) The Company shall deliver to the Buyer all files, documents, books and records of the business being sold pursuant to this Agreement and the transactions contemplated hereby.

     (o)    Paul Reilly shall deliver to the Buyer the Share Subscription
Agreement.

     (p)    Buyer shall have received all other closing documents specified in
Section 2.02 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

     10.03. Conditions to Obligation of Sellers.  The obligation of Sellers to
            -----------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions:

     (a)(i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and
(iii) Sellers shall have received a certificate signed by the President and Chief Financial Officer of Buyer to the foregoing effect.

     (b) Sellers shall have received an opinion of Buyer's Counsel, in form and substance as Sellers shall reasonably request.

     (c) Buyer shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 5.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been revoked.

     (d) Sellers shall have received all items specified in Section 2.02 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.


                                  ARTICLE XI

                           SURVIVAL; INDEMNIFICATION

     11.01. Survival.  The covenants, agreements, representations and warranties
            --------
of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until October 1, 1999 or (i) in the case of Sections 6.04, for the period set forth therein, (ii) in the case of Sections 3.09, 3.16, 6.05 and 7.01, indefinitely; and (iii) in the case of the covenants, agreements, representations and warranties contained in Section 3.19, 3.20, 3.23, or Article IX, until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later, whereupon they shall terminate; provided that any such termination shall not terminate or limit
                 --------
in any manner whatsoever any liabilities Sellers have or may have for knowing and intentional misrepresentations, breaches, nonfulfillments and/or violations; and provided, further, that Buyer's sole recourse to satisfy claims for breaches
    --------  -------
of representations or warranties, nonfulfillments and/or violations and indemnification under this Article XI shall be to the Escrow Amount, except for any such individual claims based on knowing and intentional misrepresentations, breaches, nonfulfillments and/or violations as described in Section 11.02(a). Notwithstanding the preceding sentence (other than the provisos), any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 11.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     11.02. Indemnification.  (a) Each Seller, jointly and severally, hereby
            ---------------
indemnifies Buyer, its Affiliates, directors, officers, employees, agents or advisors or any of their Affiliates (each an "Indemnitee," and collectively, the "Indemnitees") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any investigation, action, suit or proceeding) (collectively, "Loss") incurred or suffered by the Indemnitees arising out of any
 ----
misrepresentation or breach of a representation or warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement or in the Schedules, provided, however, that any claim of Loss shall be determined and
           --------  -------
available to the Indemnitees irrespective of the knowledge and information received by Buyer from the Company or Sellers or through any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Buyer, provided that Sellers shall not be liable under
                 --------

Section 11.02(a) unless the aggregate amount of Loss with respect to all matters referred to in this Section 11.02(a) exceeds $25,000 and then to the full extent of the aggregate amount of the Loss. Upon consummation of the transactions contemplated in this Agreement and except for claims based on knowing and intentional misrepresentations, breaches, nonfulfillments and/or violations (for which claims Buyer's recourse against any Seller shall be several and not joint), Buyer's sole recourse to satisfy claims for indemnification pursuant to
Section 11.02(a) shall be to the Escrow Amount.

     (b) Buyer hereby indemnifies Sellers and its Affiliates against and agrees to hold each of them harmless from any and all Loss incurred or suffered by Sellers or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Buyer pursuant to this Agreement; provided that (i) Buyer shall not be liable under
                            --------
this Section 11.02(b) unless the aggregate amount of Loss with respect to all matters referred to in this Section 11.02(b) exceeds $25,000 and then to the full extent of the aggregate amount of the Loss and (ii) Buyer's maximum liability under this Section 11.02(b) shall not exceed $500,000.

     11.03.  Procedures; No Waiver.  (a) The party seeking indemnification under
             ---------------------
Section 11.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

     (b) No waiver of a closing condition by either Buyer, the Company or Sellers shall limit its rights under Section 11.02.

                                  ARTICLE XII

                                  TERMINATION

              12.01.  Grounds for Termination. This Agreement may be terminated
                      -----------------------
at any time prior to the Closing:

     (a) by mutual written consent duly authorized by Buyer, the Company and a majority-in-interest of Sellers;

     (b) by either the Company, Sellers representing at least 75% of the outstanding capital stock of the Company, or Buyer, if the Agreement shall not have been consummated by August 31, 1997; provided, however, that the right to
                                          -----------------
terminate this Agreement under this Section 12.01(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by either the Company or Buyer, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transaction contemplated hereunder, which order, decree or ruling is final and nonappealable;

     (d) by Buyer or, subject to Section 12.03, the Company, if the Company shall have accepted an Acquisition Proposal;

     (e) by Buyer, if the board of directors of the Company shall have withheld, withdrawn or modified in a manner adverse to Buyer its approval of this Agreement and the consummation of the transaction contemplated hereunder;

     (f) by Buyer, if there shall have occurred any Material Adverse Change in the financial condition, results of operations, business, properties, assets or operations of the Company since the date of this Agreement;

     (g)  by Buyer, if the Buyer Closing Price is less than $13.00 per share;

     (h) by the Company or Sellers representing at least 75% of the outstanding capital stock of the Company, if there shall have occurred any Material Adverse Change in the financial condition, results of operation, business, properties, assets or operations of the Buyer since the date of this Agreement; provided,
                                                                    --------
however, that for the purposes this Section 12.01(h), the following shall not be
-------
considered a Material Adverse Change:  any adverse effect that results primarily
(i) from the execution and delivery of this Agreement or (ii) from changes in Buyer's industry or in the financial markets, generally;

     (i) by Buyer, upon breach of any representation, warranty, covenant or agreement on the part of the Company or Sellers set forth in this Agreement, or if any representation or warranty of the Company or Sellers shall have become untrue, in either case such that the conditions set forth in Section 10.02(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in representations and warranties of the Company or Sellers, or breach by the Company or Sellers is curable by the Company or Sellers through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then Buyer may not terminate this Agreement under Section 12.01(i) during such five-day period provided the Company and/or Sellers continue to exercise such commercially reasonable efforts;

     (j) by the Company or Sellers representing at least 75% of the outstanding capital stock of the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 10.03(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Buyer's representations and warranties or breach by Buyer is curable by Buyer through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then the Company may not terminate this Agreement under this Section 12.01(j) during such five-day period provided Buyer continues to exercise such commercially reasonable efforts.

     12.02.  Notice of Termination; Effect of Termination. Any termination of
             --------------------------------------------
this Agreement under Section 12.01 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 12.01, this Agreement shall be of no further force or effect, except (i) as set forth in Section 6.05, Section 7.01, Article XI, Section 12.02, Section 12.03, 12.04 and Article XIII (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Reciprocal Nondisclosure Agreement dated April 1997, Nondisclosure and Assignment Agreements, Confidentiality Agreements, Custody Agreement and Power of Attorney, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     12.03.  Fees. The Company shall immediately pay Buyer a fee (by wire
             ----
transfer or cashiers check) of $5,000,000, which includes fees and expenses of Buyer's counsel, accountants and financial advisors, in the event (i) the Company shall have accepted an Acquisition Proposal or (ii) if the board of directors of the Company shall have withheld, withdrawn or modified in a manner adverse to Buyer its approval of this Agreement and the consummation of the transaction contemplated hereunder. Payment of the fees described in this
Section 12.03 above shall not be in lieu of (i) damages incurred in the event of breach of this Agreement; or (ii) any other remedies that Buyer may pursue including, without limitation, pursuant to Section 13.10 hereof (Specific Performance).

     12.04.  Procedure Upon Termination. In the event of the termination of
             --------------------------
this Agreement, Buyer or the Company so terminating may direct its or their officers not to consummate the transaction contemplated by this Agreement, notwithstanding favorable action by the stockholders of the Company.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.01.  Notices. All notices, requests and other communications to either
             -------
party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

             if to Buyer, to:

             Discreet Logic Inc.
             10 Duke Street
             Montreal, Quebec  H3C 2L7
             Attn.:  Chief Financial Officer
             Telecopy:  (514) 393-0110

             with a copy to:

             Testa, Hurwitz & Thibeault, LLP
             High Street Tower
             125 High Street
             Boston, MA  02110
             Attn.:  Mark J. Macenka, Esq.
             Telecopy:  (617) 248-7100

             if to the Company, to:

             D-Vision Systems, Inc.
             8755 West Higgins Road
             2nd Floor
             Chicago, Illinois  60631
             Telecopy:  (773) 714-1405

             with a copy to:

             Gardner, Carton & Douglas
             Suite 3400- Quaker Tower
             321 North Clark Street
             Chicago, Illinois  60610-4795
             Attention:  Glenn W. Reed, Esq.
             Telecopy:  (312) 644-3381

             if to a Seller:

     at his address shown in
     Schedule 2.01
     -------------


     13.02.  Amendments; No Waivers.  (a)  Any provision of this Agreement may
             ----------------------
be amended or waived if, and only if, such amendment or waiver is in writing and signed by Buyer, the Company and Sellers. Any amendment, waiver or action of Sellers hereunder may be taken by a majority-in-interest of Sellers.

             (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     13.03.  Expenses. All costs and expenses incurred in connection with this
             --------
Agreement shall be paid by the party incurring such cost or expense; provided, however, that if the Closing shall occur all such costs and expenses incurred by the Company and Sellers shall be paid as set forth in Section 2.02.

     13.04.  Successors and Assigns. The provisions of this Agreement shall be
             ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise
                        --------
transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

     13.05.  Further Assurances. From time to time after the date hereof, at
             ------------------
the request of Buyer and without further consideration, Sellers will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares.

     13.06.  Governing Law. This Agreement and the Ancillary Agreements shall
             -------------
be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such state.

     13.07.  Counterparts; Effectiveness. This Agreement may be signed in any
             ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     13.08.  Entire Agreement. This Agreement, the Ancillary Agreements, the
             ----------------
Custody Agreement and the Power of Attorney constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     13.09.  Captions. The captions herein are included for convenience of
             --------
reference only and shall be ignored in the construction or interpretation hereof.

     13.10.  Other Remedies; Specific Performance.  Any and all remedies herein
             ------------------------------------
expressly conferred upon a party will be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the day and year first above written.

                                    DISCREET LOGIC INC.


                                    By /s/ Francois Plamondon
                                      ----------------------------
                                      Title: Senior V.P. & C.F.O.


                                    D-VISION SYSTEMS, INC.


                                    By /s/ Paul Reilly
                                      ----------------------------
                                      Title:

                                 SELLERS
                                 -------


                                 Michael J. Radi, Trustee for Michael J. Radi
                                 Revocable Living Trust under dated 2/12/91



                                 By: /s/ Michael J. Radi
                                     ------------------------

                                 Its: Trustee
                                     ------------------------



                                 /s/ Richard J. Radi
                                 ----------------------------
                                 Richard J. Radi


                                 /s/ Dale Weaver
                                 ----------------------------
                                 Dale Weaver

                                                             *
                                 ----------------------------
                                 Kevin H. Erwin

                                                             *
                                 ----------------------------
                                 Paul G. Radja


                                 /s/ Paul Reilly
                                 ----------------------------
                                 Paul Reilly


                                 /s/ Bruce A. Rady
                                 ----------------------------
                                 Bruce A. Rady

                                 Geocapital III, L.P.


                                 By:                         *
                                     ------------------------
                                 Its:
                                     ------------------------


                                 Platinum Venture Partners I, L.P.


                                 By:                         *
                                     ------------------------
                                 Its:
                                     ------------------------


                                                             *
                                 ----------------------------
                                 Harvey L. Poppel


                                                             *
                                 ----------------------------
                                 Robert F. Steel


                                 Presidents Forum/D-Vision L.L.C.


                                 By:                         *
                                     ------------------------
                                 Its:
                                     ------------------------


                                                             *
                                 ----------------------------
                                 Kenneth A. Steel


                                 Sunbeam Ventures Ltd.


                                 By:                         *
                                     ------------------------
                                 Its:
                                     ------------------------


                                                             *
                                 ----------------------------
                                 Michael Brown

                                                             *
                                 ----------------------------
                                 Bradley Shaw


                                                             *
                                 ----------------------------
                                 Todd Belfer


                                                             *
                                 ----------------------------
                                 Bernard Ludwig



*By: /s/ Paul Reilly
 ----------------------------
 Paul Reilly
 Attorney-in-Fact

     The following individual hereby executes this Stock Purchase Agreement for purposes of Article III, Sections 6.04, 6.05, 6.06 and Article XI hereto.


                              /s/ David Pincus
                              ----------------------------
                              David Pincus


     The following individual hereby executes this Stock Purchase Agreement for purposes of Article III, Sections 6.04(a)(iii), 6.04(a)(iv), 6.04(b), 6.05, 6.06 and Article XI hereto.


                              /s/ Mark Basler
                              ----------------------------
                              Mark Basler


     The following individuals hereby execute this Stock Purchase Agreement for purposes of Sections 3.16, 3.22, 6.04, 6.05, 6.06 and Article XI hereto.


                              /s/ Bob Falk
                              ----------------------------
                              Bob Falk


                              /s/ Jim Kuch
                              ----------------------------
                              Jim Kuch


     The following individuals hereby execute this Stock Purchase Agreement for purposes of Sections 3.16, 3.22, 6.04(a)(ii)(2), 6.04(a)(iii), 6.04(a)(iv),
6.04(b), 6.05, 6.06 and Article XI hereto.


                              /s/ Dean Smith
                              ----------------------------
                              Dean Smith


                              /s/ Dipu Bose
                              ----------------------------
                              Dipu Bose


                              /s/ Stan Berkovich
                              ----------------------------
                              Stan Berkovich

                              /s/ Ramsey Marzouk
                              ----------------------------
                              Ramsey Marzouk


                              /s/ Frank Black
                              ----------------------------
                              Frank Black
                              Except for 6.04(A)(ii)(2),
                              which the Buyer is releasing
                              Frank Black from.